Filed Pursuant to Rule 424(b)(2)
Registration No. 333-216286

Product Supplement No. 6 dated May 1, 2017

(To Prospectus Supplement dated March 28, 2017

and Prospectus dated March 28, 2017)

Canadian Imperial Bank of Commerce Senior Global Medium-Term Notes (Structured Notes) Underlier-Linked Notes Linked to an Underlier or a Basket of Underliers

Canadian Imperial Bank of Commerce may from time to time offer and sell underlier-linked notes, which we refer to as the notes, the payments and performance of which will be linked to the performance of an underlier or a basket of underliers. When we refer to an underlier, we mean an individual index or an individual exchange-traded fund. The accompanying Prospectus and the accompanying Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-216286, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable General Terms Supplement) and this Product Supplement No. 6 dated May 1, 2017 describe terms that will apply generally to the notes, including any notes you purchase. This Product Supplement No. 6 is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this Product Supplement No. 6 that are defined in such other prospectuses. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable General Terms Supplement.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified underlier or a weighted basket of underliers, as specified and described in the applicable pricing supplement or the applicable General Terms Supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this Product Supplement No. 6, the applicable General Terms Supplement and the applicable pricing supplement for your notes.

The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, as measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the underliers included in the specified basket of underliers, as applicable, on the determination date or each averaging date, as applicable (the final underlier level or final basket level, as applicable, are subject to adjustments as described elsewhere in this Product Supplement No. 6 and the applicable General Terms Supplement) from the initial underlier level or initial basket level, as applicable, which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return or basket return, as applicable. If the underlier return or basket return is less than 0%, or if the final underlier level or basket level is less than the buffer level, if a buffer level applies to your notes, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier or the basket of underliers. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant foreign currency exchange rate for such underlier, if specified in the applicable pricing supplement.

The cash settlement amount will be an amount in cash equal to:

•                  if the final underlier or basket level is greater than the initial underlier or basket level, the face amount of a note plus an additional amount equal to the product of the upside participation rate (which will be a positive percentage that may be less than 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% positive underlier or basket return, subject to the cap level if one is specified in the applicable pricing supplement; any increase in the final underlier or basket level over the cap level will not increase the cash settlement amount;

•                  if the applicable pricing supplement specifies a buffer level (which will be a positive amount less than the initial underlier or basket level), and if the final underlier or basket level is less than or equal to the initial underlier or basket level but greater than or equal to the buffer level, the face amount of a note; if the applicable pricing supplement specifies a buffer level, and if the final underlier or basket level is less than the buffer level, the face amount of a note minus an amount equal to the product of the buffer rate (which will be a percentage greater than or equal to 100%, as specified in the applicable pricing supplement) times 1% of the face amount of a note for every 1% negative underlier or basket return below the underlier or basket return at the buffer level; or

•                  if the applicable pricing supplement does not specify a buffer level, and if the final underlier or basket level is equal to the initial underlier or basket level, the face amount of a note; if the applicable pricing supplement does not specify a buffer level, and if the final underlier or basket level is less than the initial underlier or basket level, the face amount of a note minus an amount equal to 1% of the face amount of a note for every 1% negative underlier or basket return.

            Therefore, if the applicable pricing supplement specifies a buffer level, to the extent that the final underlier or basket level declines below the buffer level, the rate of decline in the amount you will be paid on your notes, if any, on the stated maturity date may exceed the rate of decline in the applicable underlier or basket of underliers. You could lose all or a substantial portion of your investment in the notes, even if the applicable pricing supplement specifies a buffer level. A final underlier or basket level below the buffer level or initial underlier or basket level, as the case may be, will reduce the amount you will receive on your notes, if any, on the stated maturity date below the face amount of your notes. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes, you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier or basket of underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier or basket level.

The general terms of the notes are described beginning on page PS-32 and include the following:

Issuer: Canadian Imperial Bank of Commerce

Underlier or underliers included in a basket: as specified in the applicable pricing supplement and described in the applicable General Terms Supplement or applicable pricing supplement

Cash settlement amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Notes — Payment of Principal on Stated Maturity Date” on page PS-32

Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable General Terms Supplement, unless otherwise specified in your pricing supplement

Determination date: as specified in the applicable pricing supplement, subject to postponement as described in the applicable General Terms Supplement, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any): none unless specified in the applicable pricing supplement

Interest payment dates: none unless specified in the applicable pricing supplement

Interest reset dates: none unless specified in the applicable pricing supplement

Calculation agent: Canadian Imperial Bank of Commerce

Your investment in the underlier-linked notes involves certain risks. See “Additional Risk Factors Specific to the Underlier-Linked Notes” beginning on page PS-28 to read about investment risks relating to the notes.

The notes are unsecured obligations of Canadian Imperial Bank of Commerce and all payments on the notes are subject to the credit risk of Canadian Imperial Bank of Commerce. The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other government agency or instrumentality of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved of these securities or determined if this Product Supplement No. 6 or the accompanying Prospectus Supplement and Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canadian Imperial Bank of Commerce may use this Product Supplement No. 6 in the initial sale of the underlier-linked notes. In addition, CIBC World Markets Corp. or one of our other affiliates may use this Product Supplement No. 6 in a market-making transaction in underlier-linked notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this Product Supplement No. 6 is being used in a market-making transaction.

CIBC World Markets

Product Supplement No. 6 dated May 1, 2017.

In this Product Supplement No. 6 when we refer to a “note”, we mean an underlier-linked note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page PS-1 and under “General Terms of the Underlier-Linked Notes” on page PS-32. Please note that in this Product Supplement No. 6, references to “CIBC”, the “Issuer,” the “Bank,” “we”, “our” and “us” are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying Prospectus, under “Description of Senior Debt Securities - Legal Ownership and Book-Entry Issuance”. References in this Product Supplement No. 6, the applicable General Terms Supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes. References in this Product Supplement No. 6 to the “accompanying Prospectus Supplement” mean the accompanying prospectus supplement, dated March 28, 2017, and references to the “accompanying Prospectus” mean the accompanying prospectus, dated March 28, 2017 and where the context so requires, as supplemented by the accompanying Prospectus Supplement, each relating to the Senior Global Medium-Term Notes (Structured Notes) of CIBC and each as may be amended from time to time, that form a part of Registration Statement No. 333-216286. References to the “indenture” in this Product Supplement No. 6 mean the indenture, dated September 15, 2012, between the Bank and Deutsche Bank Trust Company Americas, as trustee.

The Notes Are Part of a Series

The underlier-linked notes are part of a series of debt securities, entitled “Senior Global Medium Term Notes (Structured Notes)”, that we may issue under our indenture from time to time. The underlier-linked notes are “indexed notes”, as defined in the accompanying Prospectus Supplement. This Product Supplement No. 6 summarizes financial and other terms that apply generally to the underlier-linked notes. We describe terms that apply generally to all Senior Global Medium-Term Notes in “Description of the Notes We May Offer” in the accompanying Prospectus Supplement and “Description of Senior Debt Securities” in the accompanying Prospectus. An applicable General Terms Supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes. Terms capitalized here but not defined are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the General Terms Supplement or Prospectus.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to Canadian Imperial Bank of Commerce in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this Product Supplement No. 6. The terms described therein supplement those described here, in the applicable General Terms Supplement and in the accompanying Prospectus. The terms described here supplement those described in the accompanying Prospectus and are in addition to the terms described in the applicable General Terms Supplement. If the terms described here are inconsistent with those described in the accompanying Prospectus or in the applicable General Terms Supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable General Terms Supplement or accompanying Prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this Product Supplement No. 6 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With a Buffer Level

The applicable pricing supplement may specify a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier or basket level.

In such a case, whether the notes are linked to a single underlier or a weighted basket of underliers, if the final level of the applicable underlier or basket of underliers is greater than the initial level of such underlier or basket of underliers, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate (as described below) times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final level of the applicable underlier or basket of underliers is less than or equal to the initial level of such underlier or basket of underliers but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes. Further, if the final level of the applicable underlier or basket of underliers is less than the buffer level, the cash settlement amount will equal the face amount of each of your notes minus an amount equal to the product of the buffer rate (as described below) times 1% of the face amount of each of your notes for every 1% negative underlier or basket return below the underlier or basket return at the buffer level. Since the buffer rate will be a positive percentage, the cash settlement amount will be less than the face amount of each of your notes. In addition, unless the applicable pricing supplement otherwise provides, the buffer rate will exceed 100% and therefore the rate of decrease in the cash settlement amount will exceed the rate of decrease in the underlier or basket return, as applicable. In such a case, the cash settlement amount could even be zero. If the applicable pricing supplement specifies that the buffer rate is 100%, the rate of decrease in the cash settlement amount will equal the rate of decrease in the underlier or basket return, as applicable, and the minimum cash settlement amount will equal the buffer amount times the face amount of each of your notes.

The upside participation rate will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier or basket of underliers. For example, if the upside participation rate for your notes were set at 85% and the underlier or basket return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming the cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100%, you will participate in less than the full return of the applicable underlier or basket of underliers over the life of your notes. If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier or basket of underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier or basket of underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The buffer rate, which will be a positive percentage, indicates the rate of decrease in the cash settlement amount compared to any rate of decrease in the underlier or basket return, as applicable, below the buffer level. If you purchase notes with a buffer rate greater than 100%, and if the final underlier or basket level is less than the buffer level, the cash settlement amount, if any, will decrease at a greater rate than the rate of decrease in the underlier or basket return, as applicable. If you purchase notes with a buffer rate equal to 100%, the cash settlement amount will decrease at the same rate as the rate of decrease in the return of the applicable underlier or basket of underliers below the buffer level. In such a case, the cash settlement amount will be no less than the buffer amount times the face amount of each of your notes.

The return on the applicable underlier or basket of underliers, which we refer to as the underlier return or the basket return, is equal to the percentage, if any, by which the final level of the applicable underlier or basket of underliers (which we refer to as the final underlier level or final basket level) differs from the initial level of such underlier or basket of underliers (which we refer to as the initial underlier level or initial basket level). The underlier or basket return measures the performance of the applicable underlier or basket of underliers over the life of the notes by measuring the change in the final underlier or basket level (as determined on the determination date, or the averaging dates, as applicable, for the notes) over the initial underlier or basket level (as determined on the original trade date for the notes). As a result, temporary fluctuations in the underlier or basket level during the interim life of the notes may have little, if any, impact on the cash settlement amount, if any, that will be paid at maturity.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × underlier return)

, provided that the final underlier level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000
upside participation rate	=	a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

underlier return	=	final underlier level – initial underlier level	, expressed as a percentage
initial underlier level
initial underlier level	=	as specified in the applicable pricing supplement
final underlier level	=

the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable General Terms Supplement and subject to adjustment as provided in the applicable General Terms Supplement

closing level	=

unless otherwise specified in the applicable pricing supplement, as described in the applicable General Terms Supplement, subject to adjustment, if applicable, as described under “General Terms of the Underlier-Linked Notes — Payment of Principal on Stated Maturity Date — Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below and where,
stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described in the applicable General Terms Supplement or as provided in the applicable pricing supplement
determination date	=

the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described in the applicable General Terms Supplement or as provided in the applicable pricing supplement

PS-2

averaging dates	=

the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable General Terms Supplement or as provided in the applicable pricing supplement

If the final underlier level is less than or equal to the initial underlier level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × buffer rate × (underlier return + buffer amount))

where,

buffer rate	=

a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=

a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × basket return)

, provided that the final basket level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement and where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100
weighting percentage	=

for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier	=

for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described in the applicable General Terms Supplement

basket closing level	=

unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

PS-3

Closing Level of Basket Underlier                            Weighting Multiplier

(closing level of Underlier A on such trading day    ×   weighting multiplier for Underlier A )

+

(closing level of Underlier B on such trading day     ×   weighting multiplier for Underlier B )

+

(closing level of Underlier C on such trading day     ×   weighting multiplier for Underlier C )

final basket level	=

the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable General Terms Supplement and subject to adjustment as provided in the applicable General Terms Supplement

basket return	= final basket level – initial basket level	, expressed as a percentage
initial basket level

and where,

“face amount”, “upside participation rate”, “closing level”, “determination date”, and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × buffer rate × (basket return + buffer amount))

where,

buffer rate	=

a positive percentage specified in the applicable pricing supplement, which is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%

buffer amount	=

a positive percentage specified in the applicable pricing supplement, which is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage

Cash Settlement Amount for Notes Without a Buffer Level

If the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable, whether the notes are linked to a single underlier or a basket of underliers, if the final underlier or basket level is greater than the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the upside participation rate times 1% of the face amount of each of your notes for every 1% positive underlier or basket return, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. Since the applicable underlier or basket return will be a positive percentage in this case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier or basket level is equal to the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes. Further, if the final underlier or basket level is less than the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes minus

PS-4

1% of the face amount of each of your notes for every 1% negative underlier or basket return. In such a case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × underlier return)

, provided that the final underlier level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate” and “underlier return” are as defined under “— Cash Settlement Amount for Notes With a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

If the final underlier level is equal to the initial underlier level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × underlier return)

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × upside participation rate × basket return)

, provided that the final basket level will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, where,

“face amount”, “upside participation rate” and “basket return” are as defined under “— Cash Settlement Amount for Notes With a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above.

If the final basket level is equal to the initial basket level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the initial basket level, the cash settlement amount will be calculated as follows:

cash settlement amount = face amount + (face amount × basket return)

Cash Settlement Amount for Notes Subject to a Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier level or the initial basket level, as applicable.

PS-5

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

The cash settlement amount will equal the lesser of the following:

•                  the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above, as the case may be; or

•                  the maximum settlement amount

where,

Maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

Face amount + (face amount x upside participation rate x		cap level – initial underlier level	)
initial underlier level

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

The cash settlement amount will equal the lesser of the following:

•                  the cash settlement amount calculated as described under “— Cash Settlement Amount for Notes With a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without a Buffer Level — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above, as the case may be; and

•                  the maximum settlement amount

where,

Maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

Face amount + (face amount x upside participation rate x		cap level – initial basket level	)
initial basket level

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier or each applicable underlier in the basket, the closing level of the underlier or each applicable basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

In such case, the cash settlement amount will be calculated as described under “— Cash Settlement Amount for Notes With a Buffer Level” and “— Cash Settlement Amount for Notes Without a Buffer Level” above, and the following definitions may apply to your notes if specified in the applicable pricing supplement:

PS-6

adjusted closing level =

with respect to the underlier or each basket underlier on any trading day, the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate =	with respect to the underlier or each basket underlier on any trading day, as specified in the applicable pricing supplement

initial underlier level =	with respect to the underlier or each basket underlier, as specified in the applicable pricing supplement final underlier level =

with respect to the underlier or each basket underlier, the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable General Terms Supplement and subject to adjustment as provided in the applicable General Terms Supplement

Basket closing level =

for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier

Averaging Dates

If specified in the applicable pricing supplement, the final underlier or basket level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier or the basket closing levels on each of the specified averaging dates, except in limited circumstances described in the applicable General Terms Supplement and subject to adjustment as provided in the applicable General Terms Supplement.

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable General Terms Supplement. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•                  The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•                  You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•                  The notes may be issued at a discount or a premium to their stated principal amount.

•                  We may sell additional notes after the date of the applicable pricing supplement, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the applicable pricing supplement.

PS-7

•                  We may from time to time, without your consent, issue additional underlier-linked notes having the same terms as certain underlier-linked notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we may redeem the particular notes prior to their stated maturity date at our option on any date on or after the initial redemption date specified in that pricing supplement, in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), for mandatory exchange into cash at the redemption price or prices specified in that pricing supplement, together with unpaid interest accrued thereon to the date of redemption. Unless otherwise specified in the applicable pricing supplement, we must give written notice to registered holders of the particular notes to be redeemed at our option not more than 45 nor less than 30 calendar days prior to the date of redemption.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level (or the adjusted closing level, if applicable) of the applicable underlier or the basket closing level being higher or lower than the buffer level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see “Supplemental Terms of the Notes — Our Redemption Right” in the applicable General Terms Supplement.

Calculation Agent

Canadian Imperial Bank of Commerce is appointed as the initial calculation agent for the underlier-linked notes as of the date of this Product Supplement No. 6. We may appoint a different calculation agent without your consent and without notifying you. The calculation agent will make all determinations regarding the interest payments, if applicable; the final underlier or basket level; the underlier or basket return; market disruption events; successor underliers; exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of U.S. Federal Income Tax Consequences” below.

In general, by purchasing the notes, each holder agrees to treat them as prepaid cash-settled derivative contracts for U.S. federal income tax purposes. Assuming this treatment is respected, gain or loss recognized on the notes should be treated as long-term capital gain or loss if the holder has held the notes for more than a year. However, if the Internal Revenue Service were successful in asserting an alternative treatment of the notes, the tax consequences of the ownership and disposition of the notes might be materially and adversely affected. The U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. See “Supplemental Discussion of U.S. Federal Income Tax Consequences”.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. Both U.S. and non-U.S. persons considering an investment in the notes should review carefully the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the notes (including possible alternative treatments and the issues presented by the notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Canadian federal income tax consequences of an investment in your notes are generally described in the accompanying Prospectus and may be described more particularly when such notes are offered in the applicable pricing supplement related thereto.  The disclosure in the accompanying Prospectus will be superseded by the disclosure in such pricing supplement to the extent indicated therein.

PS-8

HYPOTHETICAL RETURNS ON THE UNDERLIER-LINKED NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier and notes linked to a basket of underliers.

The information in the examples, tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or basket of underliers, as applicable. For more information on the value of your notes in the secondary market, see “Additional Risk Factors Specific to the Underlier-Linked Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable underlier or basket of underliers will be on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in the applicable General Terms Supplement have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes.

The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlier stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate). In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.

For these reasons, the actual performance of the applicable underlier or basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier or basket level, the upside participation rate, the buffer level, the buffer rate, the buffer amount, the cap level, the maximum settlement amount, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier Without Averaging Dates

Examples for the Case Where the Final Underlier Level is Greater Than the Initial Underlier Level

If the final underlier level is greater than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount greater than the face amount of each of your notes.

The cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, the latter of which is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount of a note × upside participation rate × underlier return)

PS-9

However, if the applicable pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) the maximum settlement amount, calculated as follows:

Face amount + (face amount x upside participation rate x			cap level – initial underlier level	)
			initial underlier level

The hypothetical examples presented below show how the amount payable on the notes is calculated, when the final underlier level is greater than the initial underlier level, based on key terms and assumptions set forth below.

Example 1: The upside participation rate is greater than 100%.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level:			1,500
Hypothetical upside participation rate:			130%
Hypothetical cap level:			n/a
Hypothetical maximum settlement amount:			n/a

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate in this example is greater than 100%, the return on your notes is greater than the rate of increase in the closing level of the underlier from the trade date to the determination date.

The table below illustrates the effect of the hypothetical upside participation rate of 130% on the hypothetical return on each note for the specified hypothetical final underlier levels that are greater than the hypothetical initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is greater than the hypothetical percentage return on the underlier by 30% due to the hypothetical upside participation rate of 130%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$4,900	390.0%
200%	3,000	$1,000	$3,600	260.0%
150%	2,500	$1,000	$2,950	195.0%
100%	2,000	$1,000	$2,300	130.0%
75%	1,750	$1,000	$1,975	97.5%
50%	1,500	$1,000	$1,650	65.0%
25%	1,250	$1,000	$1,325	32.5%
20%	1,200	$1,000	$1,260	26.0%
10%	1,100	$1,000	$1,130	13.0%

PS-10

Example 2: The upside participation rate is less than 100%.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level:			1,500
Hypothetical upside participation rate:			80%
Hypothetical cap level:			n/a
Hypothetical maximum settlement amount:			n/a

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,400. Because the upside participation rate in this example is less than 100%, the return on your notes is less than the rate of increase in the closing level of the underlier from the trade date to the determination date.

The table below illustrates the effect of the hypothetical upside participation rate of 80% on the hypothetical return on each note for the specified hypothetical final underlier levels that are greater than the hypothetical initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is less than the hypothetical percentage return on the underlier by 20% due to the hypothetical upside participation rate of 80%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$3,400	240%
200%	3,000	$1,000	$2,600	160%
150%	2,500	$1,000	$2,200	120%
100%	2,000	$1,000	$1,800	80%
75%	1,750	$1,000	$1,600	60%
50%	1,500	$1,000	$1,400	40%
25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
10%	1,100	$1,000	$1,080	8%

Example 3: The cap level is applicable.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level:			1,200
Hypothetical upside participation rate:			130%
Hypothetical cap level:			1,300
Hypothetical maximum settlement amount:			$1,390

PS-11

In the example above, the cash settlement amount calculated without regard to the cap level is less than the maximum settlement amount. Therefore, the cash settlement amount will equal the cash settlement amount calculated without regard to the cap level, or $1,260. Because the final underlier level in this example is less than the cap level, the return on your notes is not limited by the cap level.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level:			1,500
Hypothetical upside participation rate:			130%
Hypothetical cap level:			1,300
Hypothetical maximum settlement amount:			$1,390

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level in this example is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical upside participation rate:			80%
Hypothetical cap level:			1,750
Hypothetical maximum settlement amount:			$1,600

The table below illustrates the effect of the hypothetical cap level of 1,750, the hypothetical maximum settlement amount of $1,600 and the hypothetical upside participation rate of 80% on the hypothetical return on each note for the specified hypothetical final underlier levels that are greater than the hypothetical initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is capped at 60% regardless of the hypothetical percentage returns on the underlier that exceed 75%, due to the hypothetical cap level of 1,750, the hypothetical maximum settlement amount of $1,600 and the hypothetical upside participation rate of 80%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,600	60%
200%	3,000	$1,000	$1,600	60%
150%	2,500	$1,000	$1,600	60%
100%	2,000	$1,000	$1,600	60%
75%	1,750	$1,000	$1,600	60%
50%	1,500	$1,000	$1,400	40%

PS-12

25%	1,250	$1,000	$1,200	20%
20%	1,200	$1,000	$1,160	16%
10%	1,100	$1,000	$1,080	8%

If a cap level applies to your notes, the appreciation potential of the notes will be limited by the maximum settlement amount even if the final underlier level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlier or the underlier stocks of the underlier.

Examples for the Case Where the Applicable Pricing Supplement Specifies a Buffer Level and the Final Underlier Level is Equal to or Less Than the Initial Underlier Level

If the applicable pricing supplement specifies a buffer level, and if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level, and if the final underlier level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the buffer rate times (iii) the sum of (1) the underlier return plus (2) the buffer amount. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to or less than the initial underlier level but greater than or equal to the buffer level, face amount of a note if the final underlier level is less than the buffer level,

face amount of a note + (face amount of a note × buffer rate × (underlier return + buffer amount))

Example 4: The buffer level is applicable.

Key Terms and Assumptions
Face amount of a note:		$1,000
Hypothetical initial underlier level:		1,000
Hypothetical final underlier level:		900
Hypothetical buffer level:		800

In the example above, since the final underlier level of 900 is greater than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

Key Terms and Assumptions
Face amount of a note:		$1,000
Hypothetical initial underlier level:		1,000
Hypothetical final underlier level:		600
Hypothetical buffer level:		800

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

PS-13

If the applicable pricing supplement specifies a buffer rate of 100%,

In the example above, since the final underlier level of 600 is less than the buffer level of 800, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. The buffer amount will equal the quotient of (i) the initial underlier level of 1,000 minus the buffer level of 800 divided by (ii) the initial underlier level of 1,000, expressed as a percentage, or 20%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial underlier level of 1,000 divided by the buffer level of 800, or 125%, the cash settlement amount will equal $750. On the other hand, if the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $800.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical buffer level:			800
Hypothetical buffer rate:			125%

The table below illustrates the effect of the hypothetical buffer level of 800 and the hypothetical buffer rate of 125% on the hypothetical return on each note for the specified hypothetical final underlier levels that are equal to or less than the hypothetical initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at an accelerated rate when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes could be less than the face amount and could even be zero.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000.0	0.00%
-10%	900	$1,000	$1,000.0	0.00%
-20%	800	$1,000	$1,000.0	0.00%
-25%	750	$1,000	$937.5	-6.25%
-50%	500	$1,000	$625.0	-37.50%
-75%	250	$1,000	$312.5	-68.75%
-100%	0	$1,000	$0.0	-100.00%

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical buffer level:			800
Hypothetical buffer rate:			100%

PS-14

The table below illustrates the effect of the hypothetical buffer level of 800 and the hypothetical buffer rate of 100% on the hypothetical return on each note for the specified hypothetical final underlier levels that are equal to or less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note will decrease at the same rate as the rate of decrease in the hypothetical final underlier level when the hypothetical percentage returns on the underlier are below -20%. Therefore, the hypothetical amount payable on your notes will be at least 20% of the face amount of your notes regardless of the hypothetical percentage returns on the closing level of the underlier.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$1,000	0%
-20%	800	$1,000	$1,000	0%
-25%	750	$1,000	$950	-5%
-50%	500	$1,000	$700	-30%
-75%	250	$1,000	$450	-55%
-100%	0	$1,000	$200	-80%

Examples for the Case Where the Applicable Pricing Supplement Does Not Specify a Buffer Level and the Final Underlier Level is Equal to or Less Than the Initial Underlier Level

If the applicable pricing supplement does not specify a buffer level, and if the final underlier level is equal to the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount equal to the face amount of each of your notes. If the applicable pricing supplement does not specify a buffer level, and if the final underlier level is less than the initial underlier level, on the stated maturity date for each note you will receive a cash settlement amount less than the face amount of each of your notes. In such a case, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return. Accordingly, if the final underlier level is equal to or less than the initial underlier level, the amount payable at maturity per each note will be as follows:

if the final underlier level is equal to the initial underlier level, face amount of a note

if the final underlier level is less than the initial underlier level, face amount of a note + (face amount of a note × underlier return)

Example 5: The buffer level is not applicable.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level			1,000

In the example above, since the final underlier level of 1,000 is equal to the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal the $1,000 face amount.

PS-15

Key Terms and Assumptions

Face amount of a note:			$1,000
Hypothetical initial underlier level:			1,000
Hypothetical final underlier level			600

In the example above, since the final underlier level of 600 is less than the initial underlier level of 1,000, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $600.

The table below illustrates the hypothetical return on each note for the specified hypothetical final underlier levels that are equal to or less than the hypothetical initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note decreases at the rate of one-for-one when the hypothetical percentage returns on the underlier are below 0%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
0%	1,000	$1,000	$1,000	0%
-10%	900	$1,000	$ 900	-10%
-20%	800	$1,000	$ 800	-20%
-25%	750	$1,000	$ 750	-25%
-50%	500	$1,000	$ 500	-50%
-75%	250	$1,000	$ 250	-75%
-100%	0	$1,000	$0	-100%

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

PS-16

Chart 1: The upside participation rate is greater than 100%; and no buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

PS-17

Chart 2: The upside participation rate is 100%; a cap level is specified; a buffer level is specified; and a buffer rate that equals 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the hypothetical buffer rate equals 100%, the rate of decrease in the hypothetical cash settlement amounts equals the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the minimum hypothetical cash settlement amount will be greater than zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the hypothetical buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) but less than the hypothetical cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels when the final underlier level is between the initial underlier level and the hypothetical cap level. In addition, any hypothetical final underlier level that is greater than or equal to the hypothetical cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Cap Level” marker on the horizontal axis).

PS-18

Chart 3: The upside participation rate is less than 100%; a cap level is specified; a buffer level is specified; and a buffer rate that is greater than 100% is specified.

The chart above shows that any hypothetical final underlier level that is less than the buffer level (the section left of the “Buffer Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. Since the buffer rate is greater than 100%, the rate of decrease in the hypothetical cash settlement amounts exceeds the rate of decrease in the final underlier levels when the final underlier level is less than the buffer level, and the hypothetical cash settlement amount may even be zero. On the other hand, any hypothetical final underlier level that is greater than or equal to the hypothetical buffer level (the section on and right of the “Buffer Level” marker on the horizontal axis) but equal to or less than the initial underlier level (the section on and left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount of 100% of the face amount of a note (the horizontal line on the 100% marker on the vertical axis). Further, any hypothetical final underlier level that is greater than or equal to the initial underlier level (the section on and right of the 100% marker on the horizontal axis) but less than the hypothetical cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 100% of the face amount of a note (the section on or above the 100% marker on the vertical axis) on a reduced basis. Finally, any hypothetical final underlier level that is greater than or equal to the hypothetical cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis).

PS-19

Chart 4: The upside participation rate is equal to 100%; and no buffer level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a one-for-one basis (the section above the 100% marker on the vertical axis). In this case, the rate of increase or decrease in the cash settlement amount will equal the rate of increase or decrease in the closing level of the underlier.

Notes Linked to a Basket of Underliers Without Averaging Dates

If the final basket level is greater than the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that is greater than the face amount of each of your notes, subject to the maximum settlement amount if specified in the applicable pricing supplement. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than or equal to the initial basket level but greater than or equal to the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes. If the applicable pricing supplement specifies a buffer level and if the final basket level is less than the buffer level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes. On the other hand, if the applicable pricing supplement does not specify a buffer level and if the final basket level is equal to the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that will equal the face amount of each of your notes. If the applicable pricing supplement does not specify a buffer level and if the final basket level is less than the initial basket level, on the stated maturity date for each note you will receive a cash settlement amount that is less than the face amount of each of your notes.

PS-20

The tables under “— Notes Linked to a Single Underlier Without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the closing levels of the basket underliers. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 6: All basket underliers have positive returns.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial basket level:			100
Hypothetical upside participation rate:			130%
No cap level is specified

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level ×Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level is specified and that a hypothetical upside participation rate of 130% is applicable, the cash settlement amount is calculated as follows:

Cash settlement amount = $1,000 + ($1,000 × 130% × 10%) = $1,130

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130. Because the upside participation rate in this example is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 7: Mixed returns of basket underliers are applicable.

Key Terms and Assumptions
Face amount of a note:			$1,000
Hypothetical initial basket level:			100
Hypothetical buffer level:			90%

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

PS-21

Basket Underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

The basket return in this example is -17.08%. Assuming a buffer level that equals 90% of the initial basket level, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

If the applicable pricing supplement specifies a buffer rate that is greater than 100%,

If the applicable pricing supplement specifies a buffer rate of 100%,

In the example above, since the final basket level of 82.92 is less than the buffer level of 90, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount. In this example, the buffer amount will equal the result of (i) the initial basket level of 100 minus the buffer level of 90 divided by (ii) the initial basket level of 100, expressed as a percentage, or 10%. If the applicable pricing supplement specifies a buffer rate equal to the quotient of the initial basket level of 100 divided by the buffer level of 90, or approximately 111.111%, the cash settlement amount will equal approximately $921.33. If the applicable pricing supplement specifies a buffer rate of 100%, the cash settlement amount will equal $929.20.

On the other hand, if no buffer level is specified in the applicable pricing supplement, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount of approximately $829.20, calculated as follows.

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “—Notes Linked to a Single Underlier Without Averaging Dates” above and “—Notes With Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

PS-22

Notes Linked to Underliers Denominated in Non-U.S. Dollars

If your notes are linked to an underlier or basket underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier or basket underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 8: All basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:					$1,000
Hypothetical upside participation rate:					130%
Hypothetical cap level					n/a
Hypothetical maximum settlement amount					n/a

In the table below, the hypothetical closing level of each basket underlier on the determination date is greater than the hypothetical closing level of such basket underlier on the trade date. Because the hypothetical exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier on the determination date. Because the exchange rate for each basket underlier on the trade date and the determination date in this example are equal, the return on the notes will not be affected by converting the underlier level into U.S. dollars.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the upside participation rate is 130%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

PS-23

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $2,300. Because the upside participation rate in this example is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 9: All basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions
Face amount of a note:					$1,000
Hypothetical upside participation rate:					130%
Hypothetical cap level					n/a
Hypothetical maximum settlement amount					n/a

In the table below, the hypothetical closing level of each basket underlier on the determination date is greater than its hypothetical closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	0.5	200	0%	20
Underlier B	800	1	40.00%	0.05	1,600	0.5	800	0%	40
Underlier C	1,600	1	40.00%	0.025	3,200	0.5	1,600	0%	40
								Initial Basket Level	100
								Final Basket Level	100
								Basket Return	0%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier. Because the decline in the value of the currencies in which the underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, in this example the cash settlement amount will be equal to the face amount of the note.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier.

The final basket level in this example is 100. The basket return will be calculated as the quotient of (i) the final basket level of 100 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

PS-24

The 0% basket return will then be used to calculate the cash settlement amount as follows:

Cash settlement amount   = $1,000 + ($1,000 × 130% × 0%) = $1,000

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the face amount of your notes, or $1,000, even though the level of each basket underlier increased greatly over the life of the notes.

Example 10: All basket underliers have negative returns and are not offset by increases in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions
Face amount of a note:					$1,000
Hypothetical upside participation rate:					130%
Hypothetical cap level					n/a
Hypothetical maximum settlement amount					n/a
Hypothetical buffer level					n/a

In the table below, the hypothetical closing level of each basket underlier on the determination date is less than its hypothetical closing level on the trade date, and these negative returns are not offset by an increase in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Underlier Level	Hypothetical Underlier Return	Hypothetical Final Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	175	1.1	192.5	-3.75%	19.25
Underlier B	800	1	40.00%	0.05	700	1.15	805	0.63%	40.25
Underlier C	1,600	1	40.00%	0.025	1,250	1.2	1,500	-6.25%	37.50
								Initial Basket Level	100
								Final Basket Level	97
								Basket Return	-3%

The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date.

The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier converted into U.S. dollars using the exchange rate for such underlier.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level of each basket underlier multiplied by the weighting multiplier for such basket underlier. In this example, because the increases in the value of the currencies in which the underliers are denominated against the U.S. dollar do not offset the decreases in the closing levels of the basket underliers, the final basket level is less than the initial basket level.

The final basket level in this example is 97. The basket return will be calculated as the quotient of (i) the final basket level of 97 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

PS-25

Because there is no buffer level and the basket return is negative, the amount payable at maturity per $1,000 face amount in this example will equal the $1,000 face amount plus the $1,000 face amount multiplied by the basket return. The -3% basket return will be used to calculate the cash settlement amount as follows:

Cash settlement amount  = $1,000 + ($1,000 × –3%) = $970

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $970.

Notes With Averaging Dates

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier or basket level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier or basket of underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier or the basket closing levels over such period on the amount payable to you at maturity. However, the underlier or basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 11: Four averaging dates are specified.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial underlier/basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical buffer level:	97.50
Hypothetical buffer rate:	Approximately 102.56%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

The following four cases illustrate the amount payable at maturity on each note for a range of hypothetical closing levels of an underlier or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the hypothetical final underlier or basket level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier or basket level of 100, a hypothetical upside participation rate of 110%, a hypothetical buffer level of 97.50 and a hypothetical buffer rate of approximately 102.56%.

	Case 1	Case 2	Case 3	Case 4
	Hypothetical Closing Level	Hypothetical Closing Level	Hypothetical Closing Level	Hypothetical Closing Level
1st Averaging Date 2nd Averaging Date 3rd Averaging Date Last Averaging Date	130 140 150 160	110 100 90 80	130 140 120 100	95 90 85 125
Hypothetical Final Underlier/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Hypothetical Buffer Level	97.50	97.50	97.50	97.50
Hypothetical Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$974.36	$1,247.50	$1,000.00

PS-26

•                  In Case 1, the underlier or basket closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier or basket level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The return on the notes at maturity in this example represents a 49.50% increase above the $1,000 face amount, which is less than the simple underlier or basket return of 60% over the life of the notes.

•                  In Case 2, the closing levels decrease on each averaging date. The averaging of the underlier or basket closing levels over the averaging dates results in a final underlier or basket level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier or basket level is less than the buffer level of 97.50 in this example, the investor receives a cash settlement amount of approximately $974.36.

•                  In Case 3, the underlier or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier or basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity in this example represents a 24.75% increase above the $1,000 face amount, even though the simple underlier or basket return over the life of the notes is 0%.

•                  In Case 4, the underlier or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier or basket level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier or basket level in this example is less than the initial underlier or basket level but greater than the buffer level of 97.50, the cash settlement amount equals the $1,000 face amount, even though the closing level declines by 1.25% over the life of the notes. On the other hand, despite a simple underlier or basket return of 25% over the life of the notes, the investor will not receive any amount over the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes, nor can we predict the relationship between the underlier or basket level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier on the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level or basket level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

PS-27

ADDITIONAL RISK FACTORS SPECIFIC TO THE UNDERLIER-LINKED NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable General Terms Supplement, the accompanying Prospectus Supplement and the accompanying Prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the equity indices or exchange traded funds to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or basket of underliers on the determination date or each of the averaging dates, as applicable, over its level on the trade date. If the applicable pricing supplement specifies a buffer level, and if the final index or basket level is less than the buffer level, then you will lose the buffer rate times 1% of the face amount of your notes for every 1% negative underlier or basket return below such return at the buffer level. Accordingly, in this case, you will lose more than 1% for every 1% negative underlier or basket return below the underlier or basket return at the buffer level unless the applicable pricing supplement specifies a buffer rate of 100%. On the other hand, if the applicable pricing supplement does not specify a buffer level, and if the final underlier or basket level is less than the initial underlier or basket level, then you will lose 1% of the face amount of your notes for every 1% negative underlier or basket return. Thus, unless the applicable pricing supplement specifies a buffer rate of 100%, you may lose your entire investment in the notes. Even if the applicable pricing supplement specifies a buffer rate of 100%, you may lose a significant portion of your investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Bank’s Estimated Value of the Notes will be Lower than the Original Issue Price (Price to Public) of the Notes

The Bank’s estimated value will only be an estimate using several factors. The original issue price of the notes will exceed the Bank’s estimated value because costs associated with selling and structuring the notes, as well as hedging the notes, will be included in the original issue price of the notes.

The Bank’s Estimated Value Will Not Represent Future Values of the Notes and May Differ from Others’ Estimates

The Bank’s estimated value of the notes will be determined by reference to the Bank’s internal pricing models when the terms of the notes are set. This estimated value will be based on market conditions and other relevant factors existing at that time and the Bank’s assumptions about market parameters, which may include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which CIBC World Markets (“CIBCWM”) or any other person would be willing to buy notes from you in secondary market transactions.

The Bank’s Estimated Value is not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt

The internal funding rate to be used in the determination of the Bank’s estimated value will generally represent a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the notes to be more favorable to you. Consequently, our use of an internal funding rate will have an adverse effect on the terms of the notes and any secondary market prices of the notes.

The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Issue Price is Likely to Adversely Affect Secondary Market Prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which CIBCWM or any other party is willing to purchase the notes at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude underwriting commissions paid with respect to the notes and the cost of hedging our obligations under the notes that are included in the original issue price. The cost of hedging includes the projected profit that we and/or our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by CIBCWM as a result of dealer discounts, mark-ups or other transaction costs.

Certain Business and Trading Activities May Create Conflicts with Your Interests and Could Potentially Adversely Affect the Value of the Notes

We or one or more of our affiliates may engage in trading and other business activities that are not for your account or on your behalf (such as holding or selling of the notes for our proprietary account or effecting secondary market transactions in the notes for other customers). These activities may present a conflict between your interest in the notes and the interests we, or one or more of our affiliates, may have in our or their proprietary account. We and our affiliates may engage in any such activities without regard to the notes or the effect that such activities may directly or indirectly have on the value of the notes.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the notes, including hedging our obligations under the notes and making the assumptions and inputs used to determine the pricing of the notes and the estimated value of the notes when the terms of the notes are set. We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty. In connection with such activities, our economic interests and the economic interests of affiliates of ours may be adverse to your interests as an investor in the notes. Any of these activities may affect the value of the notes. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the notes even if investors do not receive a favorable investment return under the terms of the notes or in any secondary market transaction. Furthermore, if the dealer from which you purchase notes is to conduct trading and hedging activities for us in connection with the notes, that dealer may profit in connection with such trading and hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the notes to you. You should be aware that the potential to earn a profit in connection with hedging activities may create a further incentive for the dealer to sell the notes to you, in addition to the compensation they would receive for the sale of the notes. For additional information regarding our hedging activities, please see “Hedging” in this Product Supplement No. 6.  See “Additional Risk Factors Specific to the Notes - Our Economic Interests and Those of any Dealer Participating in the Offering of the Notes Will Potentially Be Adverse to Your Interests” in the applicable General Terms Supplement.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to a cap level, your ability to participate in any change in the value of the underlier or basket of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash that you may receive for each of your notes at maturity, no matter how much the level of the underlier or basket of underliers, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier or basket of underliers.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or basket level exceeds the initial underlier or basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier or basket of underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•                the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier or basket of underliers;

•                whether your notes are linked to a single underlier or a basket of underliers;

•                the level of the underlier or underliers to which your notes are linked, the upside participation rate, the weighting multipliers, the cap level and/or the buffer level, as applicable;

•                the dividend rates of the stocks underlying the underlier or basket underliers;

•                economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier or basket underliers, and which may affect the closing level of the underlier or the basket closing level;

•                interest rates and yield rates in the market;

•                the time remaining until your notes mature; and

•                our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings, or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or basket of underliers based on their historical performance.

If the Levels of the Underlier or Basket of Underliers Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier or basket of underliers. Changes in the levels of the underlier or basket of underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Basket of Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the underlier or basket of underliers will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or basket of underliers, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier or basket of underliers over the life of your notes. For example, if the closing level of a particular underlier or basket of underliers dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier or basket of underliers on that last averaging date.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code of 1986, as amended (the “Code”), including an individual retirement account (“IRA”) or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked notes is or could become a “prohibited transaction” under ERISA, the Code or any substantially similar prohibition. This is discussed in more detail under “Certain U.S. Benefit Plan Investor Considerations” below.

GENERAL TERMS OF THE UNDERLIER-LINKED NOTES

In addition to the terms described on the pages PS-1 through PS-8 of this Product Supplement No. 6, the following general terms will apply to the underlier-linked notes:

Underlier, Basket Underlier, Underlier Sponsor and Underlier Stocks

In this Product Supplement No. 6, when we refer to an underlier, we mean the applicable underlier specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable General Terms Supplement. When we refer to a basket underlier, we mean an applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable General Terms Supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or basket underlier, or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

On the stated maturity date, you will be entitled to receive the cash settlement amount, if any, for each of of your notes, subject to any adjustments or modifications as described below.

Cash Settlement Amount for Notes With a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes With a Buffer Level” is applicable to your notes if the applicable pricing supplement specifies a buffer level for your notes. If the applicable pricing supplement so provides, the buffer level will be a specified percentage (less than 100% and greater than 0%) of the initial underlier level or initial basket level.

Notes Linked to a Single Underlier. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the underlier return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Single Underlier” below if the applicable pricing supplement specifies a cap level. Since the underlier return will be a positive amount in this case, the cash settlement amount will be greater than the face amount of each of your notes.

•                The upside participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.

•                The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

•                The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described in the applicable General Terms Supplement and, if applicable, “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•                The initial underlier level will be specified in the applicable pricing supplement.

If the final underlier level is less than or equal to the initial underlier level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final underlier level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the buffer rate times (C) the sum of the underlier return plus the buffer amount. Since the sum of the underlier return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•                The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial underlier level divided by the buffer level, expressed as a percentage, or (ii) 100%.

•                The buffer amount in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial underlier level minus the buffer level divided by (ii) the initial underlier level, expressed as a percentage.

Notes Linked to a Basket of Underliers. If the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the basket return, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Basket of Underliers” below if the applicable pricing supplement specifies a cap level. Since the basket return will be a positive amount in this case, the cash settlement amount will be greater than the face amount of each of your notes.

•                The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

•                The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described in the applicable General Terms Supplement.

•                The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•                A basket underlier refers to any underlier in the specified basket of underliers.

•                A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described in the applicable General Terms Supplement.

•                The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

•                The initial basket level will be specified in the applicable pricing supplement.

If the final basket level is less than or equal to the initial basket level and greater than or equal to the buffer level, the cash settlement amount will equal the face amount of each of your notes.

If the final basket level is less than the buffer level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the buffer rate times the sum of the basket return plus the buffer amount. Since the sum of the basket return plus the buffer amount will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and, if the buffer rate specified in the applicable pricing supplement is greater than 100%, the cash settlement amount could even be zero.

•                The buffer rate in this case will be a positive percentage specified in the applicable pricing supplement, and is expected to equal either (i) the quotient of the initial basket level divided by the buffer level, expressed as a percentage, or (ii) 100%.

•                The buffer amount in this case will be a positive amount specified in the applicable pricing supplement, and is expected to equal the result of (i) the initial basket level minus the buffer level divided by (ii) the initial basket level, expressed as a percentage.

Cash Settlement Amount for Notes Without a Buffer Level

This subsection entitled “— Cash Settlement Amount for Notes Without a Buffer Level” is applicable to your notes if the applicable pricing supplement does not specify a buffer level or specifies that a buffer level is not applicable to your notes.

Notes Linked to a Single Underlier. If the final underlier level is greater than or equal to the initial underlier level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With a Buffer Level — Notes Linked to a Single Underlier” above.

If the final underlier level is less than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the underlier return. Since the underlier return will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Notes Linked to a Basket of Underliers. If the final basket level is greater than or equal to the initial basket level, the cash settlement amount will be determined as described under “— Cash Settlement Amount for Notes With a Buffer Level — Notes Linked to a Basket of Underliers” above.

If the final basket level is less than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the basket return. Since the basket return will be a negative amount in this case, the cash settlement amount will be less than the face amount of each of your notes and could even be zero.

Cash Settlement Amount for Notes Subject to a Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier or basket level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With a Buffer Level — Notes Linked to a Single Underlier” or “— Cash Settlement Amount for Notes Without a Buffer Level — Notes Linked to a Single Underlier” above, as the case may be, and (ii) the maximum settlement amount.

•                The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount for Notes With a Buffer Level — Notes Linked to a Basket of Underliers” or “— Cash Settlement Amount for Notes Without a Buffer Level — Notes Linked to a Basket of Underliers” above, as the case may be, and (ii) the maximum settlement amount.

•                The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier or basket underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so provides, the closing level of the underlier or each basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

•                The exchange rate for an underlier on any trading day will be as described in the applicable pricing supplement.

•                The adjusted closing level with respect to the underlier or a basket underlier on any trading day will equal the closing level of such underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day.

•                The final underlier level with respect to the underlier or a basket underlier will equal the adjusted closing level of such underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing levels of the underlier on each of the specified averaging dates, subject to adjustment as described in the applicable General Terms Supplement.

•                The basket closing level on any trading day will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier multiplied by its respective weighting multiplier.

The cash settlement amount will be as described under “— Cash Settlement Amount For Notes With a Buffer Level”, “— Cash Settlement Amount For Notes Without a Buffer Level” or “— Cash Settlement Amount For Notes Subject to a Cap Level” above.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the interest payment, if applicable; the final underlier or basket level; the underlier return; the basket return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you and the calculation agent will have no liability for its determinations. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion.

Canadian Imperial Bank of Commerce is the firm serving in the role of calculation agent as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may appoint a different calculation agent without your consent and without notifying you.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the notes will be used as described under “Use of Proceeds” in the accompanying Prospectus Supplement and the Prospectus and to hedge market risks of the Bank associated with its obligation to pay the cash settlement amount at maturity of the notes.

HEDGING

We may hedge our obligations under the notes by, among other things, purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of the underlier and/or securities underlying the underlier, and we may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. Our cost of hedging will include the projected profit that our counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that we could receive substantial returns from these hedging activities while the value of the notes declines.

We expect to hedge our obligations under the notes through one of our affiliates and/or another unaffiliated counterparty.

We have no obligation to engage in any manner of hedging activity and we will do so solely at our discretion and for our own account. No holder of the notes will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparty may take in connection with our hedging activity. The hedging activity discussed above may adversely affect the value of the notes from time to time. See “Additional Risk Factors Specific to the Underlier-Linked Notes – The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Issue Price is Likely to Adversely Affect Secondary Market Prices” and “Additional Risk Factors Specific to the Underlier-Linked Notes – Certain Business and Trading Activities May Create Conflicts with Your Interests and Could Potentially Adversely Affect the Value of the Notes” in this Product Supplement No. 6.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying Prospectus.

The following section is based on the opinion of Mayer Brown LLP, counsel to CIBC. In addition, it is the opinion of Mayer Brown LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued pursuant to this Product Supplement no. 6 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to a particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•                              a dealer in securities or currencies;

•                              a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•                              a bank;

•                              a life insurance company;

•                              a tax exempt organization;

•                              a partnership;

•                              a regulated investment company;

•                              a common trust fund;

•                              a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•                              a person that purchases or sells a note as part of a wash-sale for tax purposes;

•                              a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•                              a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. No statutory, judicial or administrative authority, however, directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•                          a citizen or resident of the United States;

•                          a domestic corporation;

•                          an estate whose income is subject to U.S. federal income tax regardless of its source; or

•                          a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In general, you will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear interest, we will report such payments as ordinary income, taxable to you in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. An investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any underlier, component of any underlier or any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a PFIC.

Alternative Treatments. The Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, a capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of contingent short-term debt instruments, it is likely that, if your notes are so treated, you should not recognize any income prior to the maturity of the notes (except for any stated interest on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid interest) and the amount you paid for your notes. Upon the sale, exchange or redemption of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest), unless your notes are sold, exchanged or redeemed between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear interest, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlier under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear interest, it is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. If your notes bear interest, it is also possible that the interest payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the interest payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed supplemental amount of return irrespective of the performance of the underlier or basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes irrespective of the amount you receive upon the maturity of your notes.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other “pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity would be treated as ordinary gain or loss or (ii) you should not include the interest payments, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the interest payments that you receive. In addition, it is possible that you could recognize gain when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, CIBC intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Backup Withholding and Information Reporting

Please see the discussion under “Material Income Tax Consequences — United States Taxation — U.S. Backup Withholding and Information Reporting” in the accompanying Prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•                     a nonresident alien individual;

•                     a foreign corporation; or

•                     an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If your notes bear interest, because the U.S. federal income tax treatment (including the applicability of withholding) of the interest payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the interest payments (including any interest payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts to compensate you for any tax withheld. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to interest payments made to you if: (i) the interest payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the interest payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear interest, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “Material Income Tax Consequences — United States Taxation — Tax Consequences to Non-U.S. Holders” and “Material Income Tax Consequences — United States Taxation — U.S. Backup Withholding and Information Reporting” in the accompanying Prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlier or component of any underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a USRPHC.

Furthermore, in 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any interest payments and any amounts you receive upon the sale, exchange, redepmtion or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable underlier, component of an underlier or underlier included in a basket during the term of the notes. We could also require you to make certifications prior to any interest payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally apply to any payment made on or after January 1, 2017 with respect to any 871(m) financial instrument issued on or after January 1, 2017 with a delta of 1.0. Withholding will be required on notes issued or treated as reissued in 2018 if such notes have a delta of 0.80 or greater. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We will determine as of the issue date of your notes, if your notes will be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations or subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “Material Income Tax Consequences — United States Taxation — FATCA Withholding” in the accompanying Prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the notes made before January 1, 2019.

SUPPLEMENTAL DISCUSSION OF CANADIAN FEDERAL INCOME TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying Prospectus. Canadian federal income tax considerations applicable to the notes may be described more particularly when such notes are offered in the applicable pricing supplement related thereto and, in that event, the disclosure in the accompanying Prospectus will be superseded by the disclosure in such pricing supplement to the extent indicated therein.

CERTAIN U.S. BENEFIT PLAN INVESTOR CONSIDERATIONS

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest plan assets in the notes.

Subject to the following discussion, the notes may be acquired by an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, or an entity deemed to hold plan assets of the foregoing (each, a “benefit plan investor”), as well as by governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) (collectively, with benefit plan investors, referred to as “plans”).  Section 406 of ERISA and Section 4975 of the Code prohibit benefit plan investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan investor.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such benefit plan investor.  In addition, Title I of ERISA requires fiduciaries of a benefit plan investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.  Plans that are governmental plans are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code.  However, such plans may be subject to similar restrictions under applicable federal, state, local or other law (“similar law”).

In considering an investment in the notes of a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar law.

The acquisition and/or holding of the notes by or on behalf of a benefit plan investor could be considered to give rise to a prohibited transaction if we are or become, or another party involved with this offering is or becomes, a party in interest or a disqualified person with respect to such benefit plan investor.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a benefit plan investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the benefit plan investor.  Included among these exemptions are:

•                Prohibited Transaction Class Exemption (“PTCE”) 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•                PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•                PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•                PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•                PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest or disqualified person solely by reason of providing services to a benefit plan investor or being an affiliate of such a service provider.  Under these provisions, the purchase and sale of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any benefit plan investor involved in the transaction, and provided further that the benefit plan investor pays no more and receives no less than “adequate consideration” in connection with the transaction.  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.  There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective acquirers that are benefit plan investors should consult with their legal advisors regarding the applicability of any such exemption.

By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a plan, its fiduciary) is deemed to represent, warrant and covenant that either (i) it is not acquiring the notes (or interest therein) with the assets of a plan; or (ii) the acquisition and holding of the notes (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchaser or transferee relied on an available prohibited transaction exemption, all of the conditions of which are satisfied, or a violation of similar law.

The foregoing discussion is general in nature and is not intended to be all inclusive.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar law to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar laws.  The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this Product Supplement No. 6, the applicable General Terms Supplement, the accompanying Prospectus Supplement or the accompanying Prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This Product Supplement No. 6 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Product Supplement No. 6, the applicable General Terms Supplement, the accompanying Prospectus Supplement and the accompanying Prospectus is current only as of the respective dates of such documents.

Canadian Imperial Bank of Commerce Senior Global Medium-Term Notes (Structured Notes)
TABLE OF CONTENTS Product Supplement No. 6		Underlier-Linked Notes
Page
Summary Information	PS-1
Hypothetical Returns on the Underlier-Linked Notes	PS-9	Linked to an Underlier or a Basket of Underliers
Additional Risk Factors Specific to the Underlier-Linked Notes	PS-28
General Terms of the Underlier-Linked Notes	PS-32
Use of Proceeds	PS-37
Hedging	PS-37
Supplemental Discussion of U.S. Federal Income Tax Consequences	PS-38
Supplemental Discussion of Canadian Federal Income Tax Consequences	PS-44
Certain U.S. Benefit Plan Investor Consdiderations	PS-45